Exhibit 10.3
THE HOUSTON EXPLORATION COMPANY
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
Effective as of January 1, 2005

THE HOUSTON EXPLORATION COMPANY
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
Effective as of January 1, 2005
TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS

1.1	ACCOUNT	1
1.2	BENEFICIARY	1
1.3	BOARD	1
1.4	CODE	1
1.5	COMPENSATION	2
1.6	COMPENSATION DEFERRAL ACCOUNT	2
1.7	COMPENSATION DEFERRALS	2
1.8	DESIGNATION DATE	2
1.9	EFFECTIVE DATE	2
1.10	ELIGIBLE EMPLOYEE	2
1.11	EMPLOYER	2
1.12	EMPLOYER CONTRIBUTION CREDIT ACCOUNT	2
1.13	EMPLOYER CONTRIBUTION CREDITS	2
1.14	ENTRY DATE	2
1.15	ERISA	2
1.16	401(k) PLAN	2
1.17	PARTICIPANT	3
1.18	PAYMENT ELECTION FORM	3
1.19	PERFORMANCE-BASED COMPENSATION	3
1.20	PLAN	3
1.21	PLAN YEAR	3
1.22	SECTION 409A	3
1.23	SEPARATION FROM SERVICE	3
1.24	SPECIFIED EMPLOYEE	3
1.25	SPONSOR	3
1.26	TRUST	3
1.27	TRUSTEE	3
1.28	VALUATION DATE	4

	ARTICLE 2
	ELIGIBILITY AND PARTICIPATION

2.1	REQUIREMENTS	4
2.2	RE-EMPLOYMENT	4
2.3	CHANGE OF EMPLOYMENT CATEGORY	4
2.4	TERMINATION OF PARTICIPATION	5

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	ARTICLE 3
	CONTRIBUTIONS AND CREDITS

3.1	PARTICIPANT COMPENSATION DEFERRALS	5
3.2	EMPLOYER CONTRIBUTION CREDITS	6
3.3	CONTRIBUTIONS TO THE TRUST	8

	ARTICLE 4
	ALLOCATION OF FUNDS

4.1	ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS	8
4.2	ACCOUNTING FOR DISTRIBUTIONS	8
4.3	SEPARATE ACCOUNTS	8
4.4	DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS	9
4.5	EXPENSES AND TAXES	10

	ARTICLE 5
	ENTITLEMENT TO AND DISTRIBUTION OF BENEFITS

5.1	FIXED PAYMENT DATE(S)	10
5.2	SEPARATION FROM SERVICE	11
5.3	HARDSHIP DISTRIBUTIONS	13
5.4	DEATH BENEFITS	13
5.5	FORM AND SOURCE OF PAYMENTS	14
5.6	WITHHOLDING	14
5.7	PROHIBITED ACCELERATION/DISTRIBUTION TIMING	14
5.8	TRANSITION RULE FOR CERTAIN DISTRIBUTION ELECTIONS	14
5.9	PAYMENT OF BENEFITS	14

	ARTICLE 6
	BENEFICIARIES; PARTICIPANT DATA

6.1	DESIGNATION OF BENEFICIARIES	15
6.2	INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES;
	INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES	15

	ARTICLE 7
	ADMINISTRATION

7.1	ADMINISTRATIVE AUTHORITY	16
7.2	UNIFORMITY OF DISCRETIONARY ACTS	17
7.3	LITIGATION	17
7.4	CLAIMS PROCEDURE	17

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	ARTICLE 8
	AMENDMENT

8.1	RIGHT TO AMEND	19
8.2	AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN	19
8.3	CHANGES IN LAW AFFECTING TAXABILITY	19

	ARTICLE 9
	TERMINATION

9.1	SPONSOR'S RIGHT TO TERMINATE OR SUSPEND PLAN	20
9.2	AUTOMATIC TERMINATION OF PLAN	20
9.3	SUSPENSION OF DEFERRALS	20
9.4	ALLOCATION AND DISTRIBUTION	21
9.5	SUCCESSOR TO SPONSOR	21
9.6	WITHDRAWAL OR TERMINATION BY AN EMPLOYER	21

	ARTICLE 10
	THE TRUST

10.1	ESTABLISHMENT OF TRUST	22

	ARTICLE 11
	MISCELLANEOUS

11.1	LIMITATIONS ON LIABILITY OF SPONSOR OR EMPLOYER	22
11.2	CONSTRUCTION	22
11.3	SPENDTHRIFT PROVISION	23
11.4	SECURITIES LAW CONDITIONS	23
11.5	AGGREGATION OF EMPLOYERS	23
11.6	DELAY IN PAYMENT	23
11.7	SECTION 409A COMPLIANCE	24

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THE HOUSTON EXPLORATION COMPANY
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
Effective as of January 1, 2005
RECITALS
     This, The Houston Exploration Company 2005 Executive Deferred Compensation Plan (the “Plan”), is adopted by The Houston Exploration Company (the “Sponsor”) for certain executive and management employees of the Sponsor and of those affiliates of the Sponsor which are admitted as adopting employers under the Plan (the Sponsor, as well as each such affiliate, hereinafter is referred to as the “Employer”). The purpose of the Plan is to offer participants an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), and to provide a deferred compensation vehicle to which the Sponsor may credit certain amounts on behalf of participants.
     The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan also is intended to comply with the requirements of section 409A of the Code, as added by the American Jobs Creation Act of 2004, and the Treasury regulations or any other authoritative guidance issued thereunder (“Section 409A”).
     Accordingly, the following Plan is adopted.
ARTICLE 1
DEFINITIONS
     1.1 ACCOUNT means the balance credited to a Participant’s or Beneficiary’s Plan account, including amounts credited under the Compensation Deferral Account and the Employer Contribution Credit Account, and deemed income, gains and losses (as determined by the Sponsor, in its discretion) credited thereto. A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.
     1.2 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article 6.
     1.3 BOARD means the Sponsor’s Board of Directors, or the Compensation Committee or another committee thereof duly authorized to make determinations and act for the Board under this Plan.
     1.4 CODE means the Internal Revenue Code of 1986 and the Treasury regulations or any other authoritative guidance issued thereunder, as amended from time to time.

     1.5 COMPENSATION means the total current cash remuneration, including regular salary and bonus awards, paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined by the Employer, in its discretion). Notwithstanding the preceding, Compensation shall exclude extraordinary bonus awards, unless and to the extent that the Sponsor determines to include them.
     1.6 COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.1.
     1.7 COMPENSATION DEFERRALS is defined in Section 3.1.
     1.8 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.4, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.4, shall become effective. The Designation Dates in any Plan Year shall be designated by the Sponsor.
     1.9 EFFECTIVE DATE means the effective date of the Plan, which shall be January 1, 2005.
     1.10 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Sponsor to be a member of a select group of management or highly compensated employees of the Employer and who is designated by the Board to be an Eligible Employee under the Plan.
     By each November 1 (or before implementation of the Plan with respect to the Plan’s first Plan Year), the Sponsor shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Sponsor determines that an individual first becomes an Eligible Employee during a Plan Year, the Sponsor shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.
     1.11 EMPLOYER means the Sponsor and any affiliated or related corporation or business organization which agrees, with the consent of the Sponsor, to become an Employer under the Plan.
     1.12 EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined in Section 3.2.
     1.13 EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.2.
     1.14 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.
     1.15 ERISA means the Employee Retirement Income Security Act of 1974 and the Department of Labor regulations or any other authoritative guidance issued thereunder, as amended from time to time.
     1.16 401(k) PLAN means the Sponsor’s tax qualified 401(k) retirement plan, as amended from time to time.

     1.17 PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.
     1.18 PAYMENT ELECTION FORM means the form or forms on which a Participant elects the form and/or timing of the Participant’s Plan benefit (which form may take the form of an electronic transmission, if required or permitted by the Sponsor).
     1.19 PERFORMANCE-BASED COMPENSATION means that portion of an Eligible Employee’s Compensation which is based on the performance by the Eligible Employee of services for the Employer over a period of at least twelve (12) months and which qualifies as “performance-based compensation” under Section 409A.
     1.20 PLAN means this, The Houston Exploration Company 2005 Executive Deferred Compensation Plan, as amended from time to time.
     1.21 PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect.
     1.22 SECTION 409A means Code section 409A and the Treasury regulations or other authoritative guidance issued under that section.
     1.23 SEPARATION FROM SERVICE means a Participant’s “separation from service,” within the meaning of Section 409A.
     1.24 SPECIFIED EMPLOYEE means an Eligible Employee who, at any time during the twelve (12) month period ending on the December 31 of a Plan Year, is a key employee of the Employer, as currently defined in Code Section 416(i) (without regard to paragraph (5) thereof) to mean, as of the Effective Date, (i) an officer of the Employer having an annual compensation greater than one hundred thirty-five thousand dollars ($135,000) for 2005 (indexed for inflation in future years); (ii) a five-percent (5%) owner of the Employer; or (iii) a one-percent (1%) owner of the Employer having an annual compensation from the Employer of more than one hundred fifty thousand dollars ($150,000). Any such Eligible Employee shall be treated as a Specified Employee for the twelve (12) month period commencing the following April 1.
     1.25 SPONSOR means The Houston Exploration Company and its successors and assigns unless otherwise herein provided.
     1.26 TRUST means the Trust described in Article 10.
     1.27 TRUSTEE means the trustee of the Trust described in Article 10.

     1.28 VALUATION DATE means the last day of each Plan Year and any other date(s) that the Sponsor, in its sole discretion, designates as a Valuation Date.
ARTICLE 2
ELIGIBILITY AND PARTICIPATION
     2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.
          Participation in the Compensation Deferral Account portion of the Plan is voluntary. In order to participate in that portion of the Plan, an otherwise Eligible Employee must make application in such manner as may be required by Section 3.1 and by the Sponsor (which application may take the form of an electronic transmission if required or permitted by the Sponsor) and must agree to make Compensation Deferrals as provided in Article 3. Timely enrollment in the Plan for the 2005 and 2006 Plan Years, although conducted prior to the date of adoption of the Plan, is intended to constitute good faith operational compliance with Section 409A.
          Participation in the Employer Contribution Credit Account portion of the Plan is automatic.
          Notwithstanding the preceding, as a condition to participation, each Eligible Employee may be required to complete, execute and return to the Sponsor, by such times as the Sponsor may require, any such forms as the Sponsor may require (which forms may take the form of an electronic transmission, if required or permitted by the Sponsor), which may include a Plan Agreement and a Payment Election Form.
     2.2 RE-EMPLOYMENT. Subject to Section 409A, if a Participant who has experienced a Separation from Service is subsequently re-employed by the Employer, he or she shall become a Participant in accordance with the provisions of Section 2.1.
     2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant who has not yet experienced a Separation from Service ceases to be an Eligible Employee (because, for example, the Sponsor determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees), the Sponsor shall have the right, in its sole discretion, to prevent the Participant from making future Compensation Deferral elections and/or from being credited with any further Employer Contribution Credits. Solely if and to the extent that guidance issued under Section 409A permits, the Sponsor shall also have the right, in its sole discretion, to (a) terminate any Compensation Deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes and/or (b) immediately distribute the Participant’s then vested Account and terminate the Participant’s participation in the Plan.

     2.4 TERMINATION OF PARTICIPATION. To the extent permitted under Section 409A, the Sponsor, in its sole discretion, may (a) permit one or more Participants during the 2005 calendar year to terminate participation in the Plan and receive a payment of their Accounts, or (b) require one or more Participants to terminate participation in the Plan during the 2005 calendar year and receive a payment of their Accounts. Notwithstanding anything herein to the contrary, amounts subject to termination shall be paid as a lump sum as soon as practicable following the date of such termination, or if later, as soon as practicable after such amounts become vested hereunder; provided that, any amounts subject to termination are includible in the income of the Participant in the 2005 calendar year, or if later, the taxable year in which the amounts are earned and vested.
ARTICLE 3
CONTRIBUTIONS AND CREDITS
     3.1 PARTICIPANT COMPENSATION DEFERRALS.
          (a) Compensation Deferral Amount. In accordance with rules established by the Sponsor, a Participant may elect to defer annually up to eighty percent (80%) of Compensation which is due to be earned and which would otherwise be paid to the Participant during the year, in any fixed periodic dollar amounts or percentages designated by the Participant (which may include designated dollar amounts or percentages which vary during the Plan Year, as permitted by the Sponsor). Amounts so deferred will be considered a Participant’s “Compensation Deferrals.” Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election.
          (b) Timing of Deferral Election. Except as otherwise provided in this Plan, a Participant shall make such an election with respect to a coming Plan Year during the period beginning on the November 1 and ending on the November 30 of the prior calendar year, or during such other period as might be established by the Sponsor which period ends no later than the December 31 preceding the calendar year in which the services giving rise to the Compensation to be deferred are performed. For these purposes, to the extent permitted under Section 409A, Compensation payable after the last day of the Plan Year for services performed during the final payroll period containing the last day of the Plan Year shall be treated as Compensation for services performed in the subsequent Plan Year.
               Notwithstanding the preceding, in the case of the first Plan Year in which an Eligible Employee becomes eligible to become a Participant, to the extent permitted by the Sponsor, the Eligible Employee may make an election, no later than thirty (30) days after the date he or she becomes eligible to become a Participant, to defer Compensation for services to be performed after the election.
               In addition, notwithstanding the preceding, if and to the extent permitted by the Sponsor, a Participant may make an election to defer that portion of his or her Compensation which constitutes Performance-Based Compensation no later than six (6) months prior to the last day of the period over which the services giving rise to the Performance-Based Compensation are performed.
               In addition, notwithstanding the preceding, to the extent permitted by Section 409A, the Sponsor may, in its sole discretion, permit a Participant to make an election by as late as March 15, 2005 to defer Compensation which relates all or in part to services performed on or prior to December 31, 2005 (including elections to defer (i) regular salary amounts for services to be performed in the 2005 calendar year and/or (ii) bonus payment amounts payable in 2005 in respect of services performed during the 2004 calendar year), provided such election relates to Compensation that has not been paid or become payable to the Participant at the time of the election.
          (c) Duration of Deferral Election. Once made, a Compensation Deferral election shall continue in force only for the Plan Year to which the election relates. Once a Plan Year has commenced, a Participant may not elect to change his or her Compensation Deferral election that is in effect for that Plan Year, except if and to the extent permitted by the Sponsor and made in accordance with the provisions of Section 409A specifically relating to the change and/or revocation of deferral elections (such as, for example, following an Unforeseeable Financial Emergency, as defined in Section 5.3).
               Notwithstanding the preceding, the Sponsor shall, in its discretion, be permitted to cause Compensation to be paid by the Employer to the Participant rather than being deferred under the Plan if, under Section 409A, an earlier election was required in order to properly defer tax with respect to such amount(s). In addition, the Sponsor, in its discretion, shall be permitted to allow a Participant to revoke or modify a Compensation Deferral election he or she has made if Section 409A provides an opportunity to later modify a deferral election with respect to such amount(s); provided, however, that no such revocation or modification will be effective or available if and to the extent Section 409A provides that such revocation or modification, or the availability thereof, prevents the proper deferral of tax with respect to such amount(s).
          (d) Crediting of Compensation Deferrals. There shall be established and maintained a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant’s Compensation Deferrals; (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Compensation Deferral Account’s deemed assets, as determined by the Sponsor, in its discretion) attributable or allocable thereto; and (c) expenses and/or taxes charged to that Account. Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Compensation Deferral Account of the deferring Participant.
          (e) Vesting of Compensation Deferrals. A Participant shall at all times be one hundred percent (100%) vested in amounts (if any) credited to his or her Compensation Deferral Account.
     3.2 EMPLOYER CONTRIBUTION CREDITS. There shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant. There shall be established the following two (2) sub-accounts under a Participant’s Employer Contribution

Credit Account: (a) the Employer Matching Contribution Sub-Account; and (b) the Employer Discretionary Contribution Sub-Account. Each such Sub-Account shall be credited or debited, as applicable, with (i) amounts equal to the Employer’s Contribution Credits credited to that Sub-Account; (ii) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Sub-Account’s deemed assets as determined by the Sponsor, in its discretion) allocated to that Sub-Account; and (iii) expenses and/or taxes charged to that Account.
          (a) Employer Matching Contributions. Employer Contribution Credits may be credited to the Employer Matching Contribution Sub-Accounts of Participants who are eligible to receive a matching contribution allocation under the 401(k) Plan. The Sponsor shall credit such contributions with such frequency, and in such amounts, as the Sponsor determines in its sole discretion and in accordance with provisions of Section 409A (in particular, Section 409A’s restrictions on “linking” nonqualified deferred compensation plans to qualified plans), including, for example, crediting such contributions at the close of each Plan Year in an amount equal to the excess of: (i) the Participant’s Compensation for the Plan Year multiplied by the rate at which matching contributions are made by the Employer under the 401(k) Plan for that Plan Year, using the Participant’s Compensation for the Plan Year as defined herein rather than the 401(k) Plan’s definition of “compensation” and calculated without regard to the limits on recognizable compensation and employee deferrals under the 401(k) Plan resulting from the application of the Code’s non-discrimination testing requirements; over (ii) the limits under the Code on employee deferrals to the 401(k) Plan for the Plan Year (i.e., fifteen thousand dollars ($15,000) for the 2006 Plan Year, or twenty thousand dollars ($20,000) if the Participant is age fifty (50) or over).
               Notwithstanding the above-described discretion accorded to the Sponsor to establish the amount of the Employer Contribution Credits credited to the Participants’ Employer Matching Contribution Sub-Accounts each Plan Year, to the extent required under Section 409A, the Sponsor shall establish such amount (or shall establish the foundation by which such amount will be determined) prior to the commencement of the Plan Year in which the Participant first performs services relating to the Employer Contribution Credits.
               A Participant shall become vested in amounts (if any) credited to his or her Employer Matching Contribution Sub-Account according to the vesting schedule applicable to matching contributions under the 401(k) Plan.
          (b) Employer Discretionary Contributions. The Employer Contribution Credits credited to a Participant’s Employer Discretionary Contribution Sub-Account for any particular Plan Year shall be an amount (if any) determined by the Board, in its discretion. The Sponsor shall credit such contributions on behalf of such individuals, in such amounts and with such frequency, and subject to such vesting and distribution requirements, as the Board determines in its sole discretion and as Section 409A permits.
               Notwithstanding the above-described discretion accorded to the Sponsor to establish the amount of the Employer Contribution Credits credited to the Participants’ Employer Discretionary Contribution Sub-Accounts each Plan Year, to the extent required under Section 409A, the Sponsor shall establish such amount (or shall establish the foundation by which such amount will be determined) prior to the commencement of the Plan Year in which the Participant first performs services relating to the Employer Contribution Credits.
     3.3 CONTRIBUTIONS TO THE TRUST. An amount shall be contributed by the Employer to the Trust maintained under Section 10.1 equal to the amount(s) required to be credited to the Participant’s Account under Sections 3.1 and 3.2. The Employer shall make a good faith effort to contribute these amounts to the Trust as soon as practicable following the date on which the contribution credit amount(s) are determined.
ARTICLE 4
ALLOCATION OF FUNDS
     4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to such limitations as may from time to time be required by law, imposed by the Sponsor or the Trustee or contained elsewhere in the Plan (including in Section 4.4), and subject to such operating rules and procedures as may be imposed from time to time by the Sponsor, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Sponsor as to how amounts in his or her Account shall be deemed to be invested. The Sponsor, may, but is not required to, direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Sponsor properly has received from the Participant.
          The value of the Participant’s Account shall be equal to the value of the deemed investments maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant’s Account will be credited or debited to reflect the Participant’s deemed investments of the Trust. The Participant’s Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants’ Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.
     4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account. The distribution shall be charged on a pro rata basis against all the investments of the Trust in which the Participant’s Account is deemed to be invested.
     4.3 SEPARATE ACCOUNTS. Separate bookkeeping sub-accounts shall be established and maintained with respect to each Participant’s Account, each attributable to the portion of the Participant’s Account representing the same type of credited deferral or contribution. That is, for each Plan Year, if and as applicable, one sub-account shall be attributable to the portion of the Participant’s

Account which represents base salary Compensation Deferrals, another attributable to the portion of the Participant’s Account which represents bonus Compensation Deferrals, another attributable to the portion of the Participant’s Account which represents matching Employer Contribution Credits, and another attributable to the portion of the Participant’s Account which represents discretionary Employer Contribution Credits.
     4.4 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Sponsor or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Sponsor, prior to and effective for each Designation Date, each Participant may communicate to the Sponsor a direction (in accordance with (a), below) as to how his or her Account should be deemed to be invested among such categories of deemed investments as may be made available by the Sponsor hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant’s Account which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:
          (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Sponsor, and/or, as required or permitted by the Sponsor, shall be by oral designation and/or electronic transmission designation. A designation shall be effective as of the Designation Date next following the date the direction is received and accepted by the Sponsor on which it would be reasonably practicable for the Sponsor to effect the designation.
          (b) All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the Designation Date with respect to any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant’s most recent investment direction form provided by and filed with the Sponsor.
          (c) If the Sponsor receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant’s investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Sponsor provides for, and permits the application of, corrective action prior thereto.
          (d) If the Sponsor possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Sponsor in its discretion.

          (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Sponsor, the Employer and their agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account hereunder.
          (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary of a deceased Participant.
     4.5 EXPENSES AND TAXES. Expenses, including Trustee fees, associated with the administration or operation of the Plan shall be paid by the Sponsor from its general assets unless the Sponsor elects to charge such expenses against the appropriate Participant’s Account or Participants’ Accounts. Any taxes allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Sponsor, shall be paid by the Sponsor unless the Sponsor elects to charge such taxes against the appropriate Participant’s Account or Participants’ Accounts.
ARTICLE 5
ENTITLEMENT TO AND DISTRIBUTION OF BENEFITS
     5.1 FIXED PAYMENT DATE(S). At the same time that a Participant elects a Compensation Deferral for a given Plan Year, the Participant may select, on his or her Payment Election Form, a fixed payment date for the payment or commencement of payment of that part of his or her vested Account attributable to Compensation Deferrals, as well as Employer Contribution Credits (but only for the 2005 and 2006 Plan Years), made by the Participant or on the Participant’s behalf during that Plan Year, and shall elect to have such amount paid in either a lump sum or up to ten (10) substantially equal annual installments (adjusted for gains and losses). For these purposes, any bonus Compensation deferred pursuant to a deferral election made during a given Plan Year shall be considered as part of the Compensation Deferrals for the Plan Year in which such Compensation would have been payable in absence of the bonus Compensation Deferral election (e.g., bonus Compensation deferred pursuant to a deferral election made in June 2006 shall be considered as part of the Participant’s 2007 Compensation Deferrals). Subject to such requirements as may be imposed by the Sponsor, a Participant may make separate fixed payment date elections in respect of each Plan Year’s salary Compensation Deferrals and/or bonus Compensation Deferrals, and earnings or losses thereon.
          Employer Contribution Credits (and earnings or losses thereon) for the 2005 or 2006 Plan Year will be distributed in accordance with the fixed payment date election that may have been made with respect to salary Compensation Deferrals for that Plan Year, to the extent such Employer Contribution Credits have become vested at the time of such fixed payment date (as extended, as described in the following paragraph); provided that, if in either of those Plan Years the Participant elects only bonus Compensation Deferrals, Employer Contribution Credits (and earnings or losses thereon) for that Plan Year will be distributed in accordance with the fixed payment date election that may have been made with respect to bonus Compensation Deferrals for that Plan Year, to the extent such Employer Contribution Credits have become vested at such time. If any Employer Contribution Credits with respect to the 2005 or 2006 Plan Years are not yet vested as of the fixed payment date for such amounts (as extended, as described in the following paragraph), such unvested Employer Contribution Credits (and earnings or losses thereon) shall be paid upon Separation from Service, if permitted by Section 409A. Notwithstanding the foregoing or anything in the Plan to the contrary, Employer Contribution Credits credited hereunder with respect to the 2007 Plan Year and subsequent Plan Years (and any earnings or losses thereon) shall not be eligible for fixed payment date elections under this Section 5.1. Rather, such amounts shall be payable solely upon Separation from Service.
          Payment upon a selected fixed payment date shall be in a lump sum and/or in up to ten (10) annual installments, as selected by the Participant as provided above (or in a lump sum to the extent the Participant fails to so select). Subject to the terms and conditions of this Plan, each such payment shall be made or shall commence during the month of January of any Plan Year designated by the Participant that is at least two (2) Plan Years after the Plan Year of the Compensation Deferrals, as specifically elected by the Participant. By way of example, if a two (2) year fixed payment date is elected for Compensation Deferrals that are deferred in the Plan Year commencing January 1, 2006, such Compensation Deferrals (and earnings or losses thereon) would become payable or would commence during January of 2009. Payment shall be in an amount that is equal to the Compensation Deferral (or applicable portion thereof) and/or Employer Contribution Credits (or applicable portion thereof), and amounts credited or debited thereto in the manner provided in Article 4 above, determined at the time of the fixed payment date, provided that, if the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Sponsor may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Sponsor, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Sponsor shall reasonably determine.
          Notwithstanding the preceding or any other provision of this Plan that may be construed to the contrary (except for Sections 5.7 and 5.8), a Participant who is in active service with the Employer may, with respect to each fixed payment date, on a form determined by the Sponsor, make one (1) or more additional deferral elections (a “Subsequent Election”) to (i) defer payment of such fixed payment date to the January of a Plan Year subsequent to the Plan Year originally (or subsequently) elected and/or to (ii) change the form of distribution of the amounts payable upon or commencing upon such fixed payment date; provided, however, any such Subsequent Election will be null and void unless accepted by the Sponsor no later than twelve (12) months prior to the first day of the Plan Year in which, but for the Subsequent Election, such distribution would have occurred or commenced, and such Subsequent Election provides for a deferral of at least five (5) Plan Years following the Plan Year in which the distribution, but for the Subsequent Election, would have occurred or commenced.
     5.2 SEPARATION FROM SERVICE. A Participant who elects payment or commencement of payment of any part of his or her vested Account on a fixed date or dates in accordance with Section 5.1 shall nevertheless receive payment of such amounts upon or commencing upon the earlier of such fixed payment date or dates (as extended, if applicable) or his or her Separation from Service.
          Accordingly, whether or not a Participant has elected under Section 5.1 a fixed payment date or dates with respect to a given Plan Year’s Compensation Deferrals, at the same time that a Participant elects a Compensation Deferral that Plan Year, the Participant shall elect, on his or her Payment Election Form, to have the portion of his or her vested Account attributable to

Compensation Deferrals and Employer Contribution Credits made by the Participant or on the Participant’s behalf during that Plan Year paid upon the Participant’s Separation from Service in either a lump sum or up to ten (10) substantially equal annual installments (adjusted for gains and losses). For these purposes, any bonus Compensation deferred pursuant to a deferral election made during a given Plan Year shall be considered as part of the Compensation Deferrals for the Plan Year in which such Compensation would have been payable in absence of the bonus Compensation Deferral election (e.g., bonus Compensation deferred pursuant to a deferral election made in June 2006 shall be considered as part of the Participant’s 2007 Compensation Deferrals). Subject to such requirements as may be imposed by the Sponsor, a Participant may make separate payment elections in respect of each Plan Year’s salary Compensation Deferrals and/or bonus Compensation Deferrals, and earnings or losses thereon.
          Employer Contribution Credits (and earnings or losses thereon) with respect to a given Plan Year will be distributed in accordance with the election made by the Participant with respect to his or her salary Compensation Deferrals for that Plan Year, to the extent such Employer Contribution Credits are vested at Separation from Service; provided that, if in any Plan Year the Participant elects only bonus Compensation Deferrals, Employer Contribution Credits (and earnings or losses thereon) for that Plan Year will be distributed in accordance with the election made with respect to bonus Compensation Deferrals for that Plan Year, to the extent such Employer Contribution Credits are vested at Separation from Service.
          Payment upon Separation from Service shall be made in a lump sum and/or in up to ten (10) annual installments, as selected by the Participant as provided above (or in a lump sum to the extent the Participant fails to so select, as provided below). Subject to the terms and conditions of this Plan, payments shall be made or shall commence within ninety (90) days following the Participant’s Separation from Service (but not later than as permitted under Section 409A), in an aggregate amount equal to the value of the Participant’s as-yet undistributed vested Account; provided, however, that any Participant who is a Specified Employee shall not be entitled to receive any portion of his or her Account prior to the date which is six (6) months after the date of his or her Separation from Service, unless Separation from Service is on account of the Participant’s death or the Participant dies during such six (6) month period. If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Sponsor may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Sponsor, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Sponsor shall reasonably determine.
          Notwithstanding the preceding or any other provision of this Plan that may be construed to the contrary, subject to Sections 5.7 and 5.8, a Participant may change the form of distribution of his or her vested Account upon Separation from Service by submitting a new Payment Election Form to the Sponsor, provided that any such form is submitted at least twelve (12) months prior to the Participant’s scheduled distribution (or commencement of distributions) date and provides for a distribution (or commencement of distributions) date which is at least five (5) full calendar years after the distribution date then in effect.
          If a Participant fails to timely make an election as provided above for any particular amounts hereunder, and the Participant experiences a Separation from Service, the Participant’s vested Account at the date of such Separation from Service shall be paid in a lump sum upon such Separation from Service (or, with respect to a Specified Employee, six (6) months after such Separation from Service (or, if earlier, his or her death)).
     5.3 HARDSHIP DISTRIBUTIONS. If a Participant experiences an Unforeseeable Financial Emergency (defined below), the Participant may petition the Sponsor to (a) halt any Compensation Deferrals required to be made by the Participant to the extent permitted under Section 409A and/or (b) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s vested Account balance or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payouts, after taking into account the extent to which the Unforeseeable Financial Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship) or by termination of Compensation Deferrals hereunder. A termination of Compensation Deferrals or payout under this Section shall be permitted solely to the extent permitted under Section 409A. If, subject to the sole discretion of the Sponsor (which discretion the Sponsor is bound to exercise, however, within the limitations of Section 409A), the petition for a termination of Compensation Deferrals and payout is approved, cessation shall take effect upon the date of approval and any payout shall be made in a lump sum within sixty (60) days of the date of approval.
          “Unforeseeable Financial Emergency” means a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Code section 152(a)) of the Participant, (b) a loss of the Participant’s property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance, for example, not as a result of a natural disaster), or (c) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (e.g., imminent foreclosure of or eviction from the Participant’s primary residence, the need to pay for medical expenses, including non-refundable deductibles and prescription drugs, the need to pay funeral expenses of a spouse or dependent), all as determined in the sole discretion of the Sponsor (which discretion the Sponsor is bound to exercise, however, within the limitations of Section 409A).
     5.4 DEATH BENEFITS. Notwithstanding anything in this Article 5 or elsewhere in the Plan to the contrary, if a Participant dies before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant’s vested Account shall be paid, within ninety (90) days following the Participant’s death (but not later than as permitted by Section 409A), in a lump sum, to the person or persons designated in accordance with Section 6.1.
          Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 6.1, in a single lump sum.

     5.5 FORM AND SOURCE OF PAYMENTS. All payments under the Plan shall be made in cash. Any payment due hereunder which is not paid from the Trust for any reason will be paid by the Employer from its general assets.
     5.6 WITHHOLDING. All distributions under the Plan, including hardship distributions, are subject to any applicable payroll tax withholding, as determined by the Employer in its discretion.
     5.7 PROHIBITED ACCELERATION/DISTRIBUTION TIMING. Notwithstanding anything in the Plan to the contrary, no change submitted on a Payment Election Form shall be accepted by the Sponsor if the change accelerates the time over which distributions shall be made to the Participant (except as otherwise permitted by Section 409A), and the Sponsor shall deny any change made to an election if the Sponsor determines that the change violates the requirement under Section 409A that the election be made at least twelve (12) months in advance of the scheduled payment (or commencement date) and/or that the first payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made. For these purposes, installment payments shall be treated as a single payment, with the result that an election to change from installments to a lump sum will require that the lump sum be postponed until a date whish is at least five (5) years from the scheduled payment date of the first installment.
          Notwithstanding the preceding, the Sponsor, in its discretion, may permit a distribution under the Plan as may be necessary to fulfill a domestic relations order (as defined in Code section 414(p)(1)(B)) or to comply with a certificate of divestiture (as defined in Code section 1043(b)(2)) or as otherwise permitted under Section 409A (such as, for example, as provided in Q&A 15 of IRS Notice 2005-1).
     5.8 TRANSITION RULE FOR CERTAIN DISTRIBUTION ELECTIONS. Notwithstanding any Plan provision to the contrary, effective as of January 1, 2005, to the extent permitted by the Administrator and Section 409A (including Q&A-19(c) of IRS Notice 2005-1, 2005-2 IRB 274 (12/20/2004)), a Participant may, on or prior to December 31, 2006, choose a new distribution date for the payment (or commencement of payment) of his or her vested Account and/or may make a new election with respect to the form of payment of his or her vested Account in accordance Sections 5.1 and 5.2 and such elections shall not be treated as a change in the form and timing of payment or an acceleration of payment, provided that:
          (a) the Participant may not make an election under this Section during the 2006 calendar year with respect to payments that, but for the election, the Participant would otherwise receive during the 2006 calendar year; and
          (b) the Participant may not make an election under this Section during the 2006 calendar year which would cause payments to be made during the 2006 calendar year.
     5.9 PAYMENT OF BENEFITS. To the extent required by Section 409A, no payment made under this Article 5 shall be made later than the last day of the calendar year in which the payment event occurs, or, if later, the fifteenth (15th) day of the third (3rd) calendar month following the date of the payment event.
ARTICLE 6
BENEFICIARIES; PARTICIPANT DATA
     6.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death. Notwithstanding the preceding or anything herein to the contrary, a married Participant shall be deemed to have designated his or her spouse as his or her Beneficiary. Such Participant may designate a non-spouse Beneficiary(ies) solely with the consent of his or her spouse, in such manner as the Sponsor shall reasonably require.
          A Participant’s Beneficiary designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Sponsor, and will be effective only when filed in writing with the Sponsor during the Participant’s lifetime.
          In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Sponsor shall pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Sponsor may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Sponsor, in its sole discretion, may direct that the Trustee or Employer distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Sponsor deems to be appropriate.
     6.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither an Employer nor the Sponsor shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Sponsor or Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Sponsor may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Sponsor determines. If the location of none of the foregoing persons can be determined, the Sponsor shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Sponsor if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Employer nor the Sponsor shall not be liable to any person for any payment made in accordance with such law.
ARTICLE 7
ADMINISTRATION
     7.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Sponsor shall be the Administrator of the Plan, and, as such, shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:
          (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.
          (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.
          (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.
          (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.
          (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Sponsor shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Sponsor shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Sponsor. Further, the Sponsor may authorize one or more persons to execute any certificate or document on behalf of the Sponsor, in which event any person notified by the Sponsor of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Sponsor until such notified person shall have been notified of the revocation of such authority.

     7.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Sponsor are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.
     7.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.
     7.4 CLAIMS PROCEDURE. This Section is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at section 2560.503-1 of the Department of Labor Regulations. If any provision of this Section conflicts with the requirements of those regulations, the requirements of those regulations will prevail.
          (a) Initial Claim. A Participant or Beneficiary (a “Claimant”) who believes he or she is entitled to any Plan benefit under this Plan may file a claim with the Sponsor. The Sponsor shall review the claim itself or appoint an individual or an entity to review the claim.
               The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Sponsor or appointee of the Sponsor prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is 180 days after the day the claim is filed.
               If the Sponsor denies a claim, it must provide to the Claimant, in writing or by electronic communication:
               (i) The specific reasons for the denial;
               (ii) A reference to the Plan provision upon which the denial is based;
               (iii) A description of any additional information or material that the Claimant must provide in order to perfect the claim;
               (iv) An explanation of why such additional material or information is necessary;
               (v) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and
               (vi) A statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following a denial on review of the initial denial.

          (b) Review Procedures. A request for review of a denied claim must be made in writing to the Sponsor within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Employer’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial 60 day period and must explain the special circumstances and provide an expected date of decision.
               The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Sponsor. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
               Upon completion of its review of an adverse initial claim determination, the Sponsor will give the Claimant, in writing or by electronic notification, a notice containing:
               (i) its decision;
               (ii) the specific reasons for the decision;
               (iii) the relevant Plan provisions on which its decision is based;
               (iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;
               (v) a statement describing the Claimant’s right to bring an action for judicial review under ERISA section 502(a); and
               (vi) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.
          (c) Calculation of Time Periods. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

          (d) Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedures required by this Section, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.
          (e) Failure of Claimant to Follow Procedures. A Claimant’s compliance with the foregoing provisions of this Section is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.
ARTICLE 8
AMENDMENT
     8.1 RIGHT TO AMEND. Subject to Section 409A, the Sponsor, by action of the Board, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.
     8.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 8.1, the Plan may be amended by the Sponsor, by action of the Board, at any time, retroactively if required, if found necessary, in the opinion of the Sponsor, in order to ensure that the Plan is characterized as “top-hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.
     8.3 CHANGES IN LAW AFFECTING TAXABILITY.
          (a) Operation. This Section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an AEarly Taxation Event@) prior to the date on which such amounts are made available to him or her hereunder; provided, however, that no portion of this Section shall become operative to the extent that portion would result in a violation of Section 409A (e.g., by causing an impermissible distribution under Section 409A). The Sponsor shall have the discretion to interpret this Section in the manner it determines best carries out its intention to prevent unanticipated, early taxation of Plan interests to Participants; provided that such interpretation is in accordance with Section 409A.

          (b) Affected Right or Feature Nullified. Notwithstanding any other Section of this Plan to the contrary (but subject to subsection (c), below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant’s Account is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Employer, then only such Participants shall be subject to this Section.
          (c) Tax Distribution. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.
ARTICLE 9
TERMINATION
     9.1 SPONSOR’S RIGHT TO TERMINATE OR SUSPEND PLAN. The Sponsor reserves the right to terminate the Plan and/or obligations to make further credits to Plan Accounts, by action of the Board. The Sponsor also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of the Board. Finally, the Sponsor reserves the right to terminate any Employer’s participation herein as provided in Section 10.6.
     9.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Sponsor, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.
     9.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Sponsor shall continue all aspects of the Plan, other than contributions to the Plan, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Article 5. Solely if and to the extent that future guidance issued under Section 409A permits, the Sponsor shall also have the right, in its sole discretion, to (a) terminate any Compensation Deferral election the Participant has made for the remainder of the Plan Year in which the Plan has been suspended and/or (b) immediately distribute the Participant’s then vested Account and terminate the Participant’s participation in the Plan.

     9.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Sponsor, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination; provided however, if, due to the circumstances surrounding the Plan termination, a distribution of a Participant’s vested Account upon Plan termination is not permitted by Section 409A, the payment of the vested Account balance shall be made only after Plan benefits otherwise become due hereunder.
          Without limiting the generality of the foregoing, and subject at all times to Section 409A, the Sponsor specifically reserves the right to terminate the Plan with respect to all of its Participants and Beneficiaries, in its discretion and by action of the Board, within the thirty (30) days preceding or the twelve (12) months following a change in control event (as defined in Section 409A); provided, however, that, to the extent required under Section 409A, such termination shall be permitted only if all substantially similar arrangements sponsored by the Employer are terminated, so that the Eligible Employees participating under the Plan and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.
     9.5 SUCCESSOR TO SPONSOR. Any corporation or other business organization which is a successor to the Sponsor by reason of a consolidation, merger or purchase of substantially all of the assets of the Sponsor shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 9.4 shall become operative.
     9.6 WITHDRAWAL OR TERMINATION BY AN EMPLOYER. Any Employer, by action of its board of directors or other governing authority and notice to the Sponsor and the Trustee, may withdraw from the Plan and Trust at any time, or may terminate the Plan and Trust with respect to its Employees at any time, without affecting other Employers not withdrawing or terminating. A withdrawing Employer may arrange for the continuation of this Plan and Trust in separate forms for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust. The Sponsor may, in its absolute discretion, terminate an Employer’s participation in this Plan at any time, without the consent of any Employer, Participant or Beneficiary.

ARTICLE 10
THE TRUST
     10.1 ESTABLISHMENT OF TRUST. The Sponsor shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Sponsor and the Trustee or the Sponsor (directly or through an agent of the Sponsor or the Trustee) shall cause to be maintained one or more separate subaccounts in an existing Trust maintained with the Trustee with respect to one or more other plans of the Sponsor, which subaccount or subaccounts represent Participants’ interests in the Plan. Any such Trust shall be intended to be treated as a “grantor trust” under the Code and the establishment of the Trust or the utilization of any existing Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.
ARTICLE 11
MISCELLANEOUS
     11.1 LIMITATIONS ON LIABILITY OF SPONSOR OR EMPLOYER. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Sponsor, the Employer, or any officer or employee thereof except as provided by law or by any Plan provision. Neither the Sponsor nor the Employer in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Sponsor, the Employer, or any successor, employee, officer, director or stockholder of the Sponsor or the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder. Without limiting the generality of the preceding, neither the Sponsor nor the Employer shall be liable to any person on account of any claim arising by reason of any action or inaction on the part of any third-party service provider to the Plan, except to the extent such service provider is liable therefor to the Plan Sponsor or the Employer.
     11.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of Texas shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any

Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.
          The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which is greater than the rights of a general unsecured creditor of the Employer.
     11.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.
          In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Sponsor, the Employer or the Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant’s or Beneficiary’s Account or, if the Sponsor, the Employer or the Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.
     11.4 SECURITIES LAW CONDITIONS. Notwithstanding anything herein to the contrary, if and to the extent permitted by Section 409A, the Sponsor may but need not deny a distribution election made by a Participant who is subject to short-swing trading liability of Section 16(b) of the Securities and Exchange Act of 1934 under circumstances in which said distribution may result in the imposition of such liability.
     11.5 AGGREGATION OF EMPLOYERS. To the extent required under Section 409A, if the Employer is a member of a controlled group of corporations or a group of trades or businesses under common control (as described in Code sections 414(b) or (c)), all members of the group shall be treated as a single Employer for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A shall require.
     11.6 DELAY IN PAYMENT. If the Sponsor determines in good faith that there is a reasonable likelihood that any payment scheduled to be made hereunder would violate any applicable laws or loan covenants or other contractual terms to which the Employer is subject, and that such a violation would result in material harm to the Employer, the Administrator may defer all or any portion of a distribution under this Plan. In addition, the Administrator may, in its discretion, delay a payment upon such other events and conditions as the IRS may prescribe, such as to avoid jeopardizing the solvency of the Employer. Any amounts deferred pursuant to this Section shall continue to be credited or debited with additional amounts in accordance with Article 4 above, even if such amount is being paid out in installments. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Sponsor in good faith, on which such violation or material harm would be avoided or as otherwise prescribed by the IRS. Notwithstanding the foregoing, this Section shall apply only to the extent permitted by Section 409A
     11.7 SECTION 409A COMPLIANCE. Notwithstanding anything in the Plan to the contrary, (i) this Plan may be amended by the Sponsor at any time, retroactively if required, to the extent required to conform the Plan to Section 409A, (ii) no provision of the Plan shall be followed to the extent that following such provision would result in a violation of Section 409A, and (iii) no election made by a Participant hereunder, and no change made by a Participant to a previous election, shall be accepted by the Sponsor if the Sponsor determines that acceptance of such election or change could violate any of the requirements of Section 409A, resulting in early taxation and penalties.
     IN WITNESS WHEREOF, the Sponsor has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of January, 2005.

ATTEST/WITNESS:	THE HOUSTON EXPLORATION COMPANY

/s/ Carolyn M. Campbell	By:	/s/ Roger B. Rice	(SEAL)

Print: Carolyn M. Campbell	Print Name: Roger B. Rice

Date: 7/25/06